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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 23, 1996
                Date of Report (Date of earliest event reported)


                      AMERICAN ELECTRIC POWER COMPANY, INC.
             (Exact name of registrant as specified in its charter)


    New York                             1-3525             13-4922640
(State or other jurisdiction of        (Commission       (I.R.S. employer
incorporation or organization)         file number)     identification no.)


                                1 Riverside Plaza
                              Columbus, Ohio 43215
          (Address of principal executive offices, including zip code)


                                 (614) 223-1000
              (Registrant's telephone number, including area code)




ITEM 5.     Other Events

During the audit of American Electric Power Company, Inc.'s ("AEP") consolidated Federal income tax returns for the years 1991 through 1993, Internal Revenue Service ("IRS") agents requested a ruling from their National Office that certain interest deductions related to corporate owned life insurance claimed by AEP for these years should be disallowed. On December 23, 1996, AEP filed a brief with the National Office of the IRS refuting the agents' position. Although adjustments have not been proposed, a disallowance of these interest deductions through December 31, 1996 would have an adverse effect on earnings of approximately $247 million (including interest). AEP believes it will ultimately prevail on this issue and would vigorously contest any adjustments which may be assessed. Accordingly, AEP has not recorded any amounts with respect to such matters.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AMERICAN ELECTRIC POWER COMPANY, INC.
                                           (Registrant)


                                     _/s/ A. A. Pena__________
                                     A. A. Pena, Treasurer
Dated:  January 21, 1997